Exhibit 32.2

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Serefex Corporation (the “Company”) on Form 10K-SB for the year ending December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I Brian S. Dunn, as Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

    (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brian S. Dunn
Brian S. Dunn
Chief Executive Officer
November 1, 2006